Exhibit 99.1

XL Fleet Announces Third Quarter 2021 Financial Results

BOSTON, November 15, 2021 – XL Fleet Corp. (NYSE: XL) (“XL Fleet” or the “Company”), a leading provider of fleet electrification solutions for commercial vehicles in North America, today announced third quarter 2021 financial results.

Third Quarter 2021 and Recent Highlights

●	Generated revenue for third quarter of 2021 of $3.2 million, compared to $6.3 million in the prior year
●	Realized gross profit for the third quarter of 2021 of $0.7 million, compared to $0.8 million in the prior year
●	Delivered gross margins of approximately 22%, compared to gross margins of approximately 12% in the prior year
●	Exited third quarter of 2021 with cash and cash equivalents of approximately $367 million
●	Expanded platform availability for XL Hybrid system on Ram 2500 & 3500 heavy duty pickup trucks and Isuzu NPR-HD
●	Appointed automotive and mobility sector veteran Eric Tech as new CEO of XL Fleet, effective December 1, 2021

Management Commentary & Outlook

“Our third quarter results were negatively impacted by ongoing supply chain challenges continuing to face the global automotive industry, limiting chassis availability on which our new systems are installed,” said Tod Hynes, Founder & President of XL Fleet. “Despite lower sequential revenue, we maintained attractive gross margins driven by the first full-quarter contribution of our recently acquired World Energy business. We further expanded our solutions offering during the third quarter, including the extension of our XL Hybrid System onto popular vehicle models, including the Ram 2500 and 3500 heavy duty pickup trucks and Isuzu NPR-HD. The strategic growth of our XL Grid offering achieved during 2021 provides meaningful diversification to our business, while widening the scope and scale of the electrification services we are able to deliver to customers. XL Fleet maintains significant financial flexibility, including $367 million of cash on our balance sheet, positioning us to weather near-term pressure while continuing to execute on our strategy.”

“The unprecedented lack of commercial fleet availability plaguing the industry is expected to extend into 2022,” continued Mr. Hynes. “Our team remains focused on our long-term mission of helping to electrify the commercial fleet industry, and the partnerships we have reached throughout the year positions us well to scale our business and leverage our flexible and nimble business model to navigate the dynamic road ahead. Despite the supply challenges impeding 2021 growth, we have been focused on investing in future growth areas. In 2022, we expect to expand our business beyond North America, while delivering our first all-electric solutions in applications such as refuse and electrified refrigerated trailers. As the need for electrification continues to expand, we expect XL Fleet’s established track-record of delivering sustainability and comprehensive electrification solutions to commercial fleets to drive further success and value for all stakeholders.”

Third Quarter 2021 Financial Results

Revenue totaled $3.2 million in the third quarter of 2021 compared to $6.3 million in the third quarter of 2020. Revenue from the sale of drive systems in the third quarter of 2021 totaled $0.6 million compared with $6.3 million in the third quarter of 2020 due to negative impacts from ongoing supply chain issues including microchip shortages that have led to a lack of new fleet chassis. Revenue from XL Grid in the third quarter of 2021 totaled $2.6 million, driven by the full-quarter contribution of the World Energy acquisition completed in May 2021.

Gross profit was $0.7 million for the third quarter of 2021, compared to a gross profit of $0.8 million in the third quarter of 2020. Gross margins for the third quarter of 2021 were 22%, compared to gross margins for the third quarter of 2020 of 12%. The increase in gross margins was primarily driven by contribution from the Company’s XL Grid business, which carries higher margins than drive systems. Adjusted EBITDA was ($13.9) million for the third quarter of 2021, compared to ($6.0) million for the third quarter of 2020.

Net loss was ($7.5) million for the third quarter of 2021, compared to net loss of ($2.3) million in the third quarter of 2020. Net loss for the third quarter of 2021 includes a non-cash gain from the change in fair value of warrant liability of ($7.2) million. Adjusted net loss was ($14.7) million for the third quarter of 2021, compared to adjusted net loss of ($7.5) million in the third quarter of 2020. A reconciliation of net loss to adjusted net loss and adjusted EBITDA to adjusted net loss is set out in the tables below.

Balance Sheet and Capital

Cash and cash equivalents as of September 30, 2021 totaled $366.7 million compared to $329.6 million as of December 31, 2020. Total debt outstanding as of September 30, 2021 was approximately $0.1 million. XL Fleet has approximately 139.4 million shares of Common Stock outstanding as of September 30, 2021.

Operating Summary

Since the beginning of 2020, the Company shipped a total of 1,661 drive systems, of which, 36 drive systems were shipped during the third quarter of 2021. Drive systems shipped since the beginning of 2020 include XL Fleet’s hybrid and plug-in hybrid drive systems. XL Fleet is currently developing all electric drivetrains that we expect to deploy on new vehicles in 2022. We have also substantially expanded our XL Grid solutions with the acquisition of World Energy in May 2021.

Third Quarter 2021 and Recent Operational & Business Updates

●	In November 2021, XL Fleet announced that its Board of Directors appointed Eric Tech as Chief Executive Officer of XL Fleet, effective December 1. Mr. Tech brings nearly 35 years of automotive and mobility industry experience and has held senior leadership positions at Navistar International Corporation and Ford Motor Company. He most recently served as Senior Vice President of Corporate Development at Navistar, a publicly traded global manufacturer and marketer of medium and heavy duty vehicles and parts.

●	In August 2021, XL Fleet announced the availability of its hybrid electric drive system for Ram 2500 and 3500 heavy duty pickup trucks. The XLH™ system represents the Company’s first electrification product to be available for Ram Commercial, Stellantis’ line of commercial pickup trucks.

●	In July 2021, XL Fleet announced the XL Hybrid System is now available on the Isuzu NPR-HD low cab forward vehicle that serves demanding applications including last mile delivery, beverage distribution, utility work and food service.

●	In July 2021, XL Fleet and eNow announced a partnership including a supply agreement that entitles XL Fleet to provide battery and power electronics systems for the first 1,000 units of eNow’s innovative electrified refrigerated trailer solution. Concurrent with the agreement, XL Fleet invested $3 million in eNow with the right to acquire 100% of eNow at a pre-determined valuation.

Conference Call Information

The XL Fleet management team will host a conference call to discuss its third quarter 2021 financial results today at 5:00 p.m. Eastern Time. The conference call can be accessed live by dialing 877-407-3982, or for international callers, 201-493-6780 and referencing XL Fleet. Alternatively, the call can be accessed via a live webcast accessible on the Events & Presentations page in the Investor Relations section of the Company’s website at www.xlfleet.com. A replay will be available shortly after the call and can be accessed by dialing 844-512-2921, or for international callers, 412-317-6671. The passcode for the replay is 13723537. The replay will be available until November 29, 2021. An archive of the webcast will be available for a period of time shortly after the call on the Investor Relations section of the Company’s website at www.xlfleet.com.

About XL Fleet

XL Fleet is a leading provider of vehicle electrification solutions for commercial and municipal fleets in North America, with more than 170 million miles driven by customers such as The Coca-Cola Company, Verizon, Yale University and the City of Boston. XL Fleet’s hybrid and plug-in hybrid electric drive systems can increase fuel economy up to 25-50 percent and reduce carbon dioxide emissions up to 20-33 percent, decreasing operating costs and meeting sustainability goals while enhancing fleet operations. For additional information, please visit www.xlfleet.com.

Forward Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of management and are not predictions of actual performance. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements, including but not limited to; the effects of pending and future legislation; the highly competitive nature of the Company’s business and the commercial vehicle electrification market; litigation, complaints, product liability claims and/or adverse publicity; cost increases or shortages in the components or chassis necessary to support the Company’s products and services; the introduction of new technologies; the impact of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, regulatory compliance and customer experience; the potential loss of certain significant customers; privacy and data protection laws, privacy or data breaches, or the loss of data; general economic, financial, legal, political and business conditions and changes in domestic and foreign markets; the inability to convert its sales opportunity pipeline into binding orders; risks related to the rollout of the Company’s business and the timing of expected business milestones, including the ongoing global microchip shortage and limited availability of chassis from vehicle OEMs and our reliance on our suppliers; the effects of competition on the Company’s future business; the availability of capital; changes in the preliminary financial results for the quarter ended September 30, 2021 upon completion of the Company’s financial closing procedures or upon review and completion of procedures by the Company’s independent registered public accounting firm, and the other risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K filed on March 31, 2021, as amended and supplemented by the 10-K/A filed May 17, 2021, and other documents that the Company has filed or files with the SEC from time to time. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. These forward-looking statements speak only as of the date hereof and the Company specifically disclaims any obligation to update these forward-looking statements

Use of Non-GAAP Financial Information

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), XL Fleet Corp. reports EBITDA, Adjusted EBITDA, and Adjusted Net Income (Loss) which are non-GAAP financial measures. EBITDA is determined by taking net income and adding interest, depreciation and amortization. Adjusted EBITDA is determined by taking EBITDA and adding change in fair value of obligation to issue shares of common stock to sellers of World Energy, non-recurring World Energy acquisition expenses and accreted contingent compensation obligation to sellers of World Energy, change in fair value of warrant liability, change in fair value of convertible notes payable derivative liabilities and loss on extinguishment of debt. Adjusted Net Income (Loss) is determined by taking Net Income (Loss) and adding change in fair value of obligation to issue shares of common stock to sellers of World Energy, non-recurring World Energy acquisition expenses, accreted contingent compensation obligation to sellers of World Energy, change in fair value of warrant liability, and change in fair value of convertible notes payable derivative liabilities and loss on extinguishment of debt. This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information or U.S. GAAP with respect to forward looking financial information. We believe that these non-GAAP measures, viewed in addition to and not in lieu of our reported GAAP results, provides useful information to investors by providing a more focused measure of operating results, enhances the overall understanding of past financial performance and future prospects, and allows for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) have been reconciled to the nearest GAAP measures in the tables within these this press release.

Investor Contact:

xlfleetIR@icrinc.com

Media Contact:

PR@xlfleet.com

XL Fleet Corp.

Unaudited Consolidated Statements of Operations

For the Three and Nine Months Ended September 30, 2021 and September 30, 2020

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share and share amounts)	2021	2020	2021	2020
				(restated)

Revenues	3,200	6,328	7,569	9,472
Cost of revenues	2,510	5,561	6,633	8,713
Gross profit (Loss)	690	767	936	759
Operating expenses:
Research and development	3,217	1,646	7,438	3,297
Selling, general, and administrative expenses	12,742	5,304	31,522	10,798
Loss from operations	(15,269)	(6,183)	(38,024)	(13,336)
Other (income) expense:	-		-	-
Interest expense, net	14	1,266	35	4,291
Loss on extinguishment of debt	-	-	-	1,038
Loss on asset disposal	24	-	45	-
Change in fair value of obligation to issue shares of common stock to sellers of World Energy	(532)	-	(18)	-
Change in fair value warrant liability	(7,229)	-	(81,960)	-
Change in fair value of convertible notes payable derivative liability	-	(5,172)	-	3,565
Other Income	(15)	-	(40)	-
Net (Loss) Income	$(7,531)	$(2,277)	$43,914	$(22,230)
Net (loss) income per share, basic	$(0.05)	$(0.03)	$0.32	$(0.27)
Net loss per share, diluted	$(0.05)	$(0.03)	$0.30	$(0.27)
Weighted-average shares outstanding, basic	139,392,170	83,299,127	138,082,355	82,820,099
Weighted-average shares outstanding, diluted	139,392,170	83,299,127	148,469,108	82,820,099

XL Fleet Corp.

Reconciliation of Non-GAAP Financial Measures

For the Three and Nine Months Ended September 30, 2021 and September 30, 2020

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share and share amounts)	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Net (Loss) Income	$(7,531)	$(2,277)	$43,914	$(22,230)
Interest Expense, net	14	1,266	35	4,291
Depreciation and Amortization	473	168	1,074	821
EBITDA	(7,044)	(843)	45,023	(17,118)
Loss on extinguishment of debt	-	-	-	1,038
Non-recurring World Energy acquisition expenses	-	-	498	-
Accreted contingent compensation obligation to sellers of World Energy	573	-	1,000	-
Change in fair value of obligation to issue shares of common stock to sellers of World Energy	(532)	-	(18)	-
Change in fair value warrant liabilities	(7,229)	-	(81,960)	-
Change in fair value of convertible notes payable derivative liabilities	-	(5,172)	-	3,565
Adjusted EBITDA	$(14,232)	$(6,015)	$(35,457)	$(12,515)

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands, except per share and share amounts)	2021	2020	2021	2020
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Net (Loss) Income	$(7,531)	$(2,277)	$43,914	$(22,230)
Loss on extinguishment of debt	-	-	-	1,038
Non-recurring World Energy acquisition expenses	-	-	498	-
Accreted contingent compensation obligation to sellers of World Energy	573	-	1,000	-
Change in fair value of obligation to issue shares of common stock to sellers of World Energy	(532)	-	(18)	-
Change in fair value warrant liabilities	(7,229)	-	(81,960)	-
Change in fair value of convertible notes payable derivative liabilities	-	(5,172)	-	3,565
Adjusted Net Loss	$(14,719)	$(7,449)	$(36,566)	$(17,627)

XL Fleet Corp.

Unaudited Condensed Consolidated Balance Sheets

As of September 30, 2021 and December 31, 2020

	September 30,	December 31,
(In thousands, except share and per share amounts)	2021	2020
		(audited)
		(restated)
Assets
Current assets:
Cash and cash equivalents	366,748	329,641
Restricted cash	150	150
Accounts receivable	2,822	10,559
Inventory, net	18,104	3,574
Prepaid expenses and other current assets	1,210	1,396
Total current assets	389,034	345,320
Property and equipment, net	3,201	579
Intangible assets, net	1,773	593
Right-of-use asset	4,471	-
Investment in Convertible Note	3,000	-
Goodwill	8,841	489
Other assets	80	32
Total assets	410,400	347,013
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Current portion of long-term debt, net of debt discount and issuance costs	86	110
Accounts payable	3,197	4,372
Lease liability, current	880	-
Accrued expenses and other current liabilities	12,954	4,601
Total current liabilities	17,117	9,083
Long-term debt, net of current portion	37	98
Deferred revenue	706	305
Lease liability, non-current	3,526	-
Warrant liabilities	13,582	143,295
Contingent consideration	1,006	924
New market tax credit obligation(1)	4,372	4,412
Total liabilities	40,346	158,117

Commitments and contingencies

Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 350,000,000 shares authorized at September 30, 2021 and December 31, 2020, 139,403,914 and 131,365,254 issued and outstanding at September 30,2021 and December 31,2020 respectively.	14	13
Additional paid-in capital	454,327	317,084
Accumulated deficit	(84,287)	(128,201)
Total stockholders’ equity (deficit)	370,054	188,896
Total liabilities and stockholders’ equity (deficit)	410,400	347,013

(1)	Held by variable interest entity.